Exhibit 10.5

March 7, 2007

The Investors identified below
and
Platinum Advisers llc
152 West 57th Street
New York, New York 10019

Re:	Loan and Security Agreement with NaturalNano, Inc.

Ladies and Gentlemen:

The undersigned Technology Innovations, llc, a stockholder of NaturalNano, Inc., a Nevada corporation (the “Company”), understands that, pursuant to a Loan and Security Agreement (the “Agreement”) dated the date of this letter, among the Company, NaturalNano Research, Inc., a Delaware corporation and the Company’s wholly-owned subsidiary (“NN Research”), the Investors named therein (the “Investors”) and Platinum Advisers llc, as agent (the “Agent”), the Company is issuing to the Investors and the Agent (i) $3,347,500 face amount of the Company’s 8% Senior Secured Convertible Notes (the “Notes”) and (ii) Common Stock Purchase Warrants for the purchase of an aggregate of 25,106,253 shares of the Company’s Common Stock, par value $0.001 per share (together with the Notes, the “Securities”). In recognition of the benefit that the sale and issuance of the Securities will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Investors and the Agent that, as long as any Notes are outstanding, the undersigned will not demand repayment by the Company or NN Research of any obligations for money borrowed except as permitted under Section 7.20 of the Agreement. The undersigned further agrees with the Investors and the Agent that, if, at any time when any Notes are outstanding, the undersigned receives any payments of any amounts from the Company or NN Research other than as permitted under Section 7.20 of the Agreement, the undersigned will promptly return such payments to the Company.

Very truly yours,

Technology Innovations, llc

By:	/s/ Michael L. Weiner
Michael L. Weiner, Manager